As filed with the Securities and Exchange Commission on February 23, 2012

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTO LABS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1939628
(State of incorporation)	(IRS Employer Identification No.)

5540 Pioneer Creek Drive

Maple Plain, MN 55359

(Address of Principal Executive Offices) (Zip Code)

2012 LONG-TERM INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

2000 STOCK OPTION PLAN

STOCK SUBSCRIPTION WARRANT

(Full title of the plan)

Copy to:

Bradley A. Cleveland	W. Morgan Burns
President and Chief Executive Officer	Mark D. Pihlstrom
Proto Labs, Inc.	Faegre Baker Daniels LLP
5540 Pioneer Creek Drive	2200 Wells Fargo Center
Maple Plain, MN 55359	90 South Seventh Street
(763) 479-3680	Minneapolis, MN 55402-3901
(612) 766-7000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
2012 Long-Term Incentive Plan	4,112,066	(2)	$16.00	(6)	$65,793,056.00	$7,539.88
Employee Stock Purchase Plan	1,500,000	(3)	$16.00	(7)	$24,000,000.00	$2,750.40
2000 Stock Option Plan	2,099,300	(4)	$6.18	(8)	$12,973,674.00	$1,486.78
Stock Subscription Warrant	105,000	(5)	$1.79	(9)	$187,950.00	$21.54
TOTAL:	7,816,366				$102,954,680.00	$11,798.61

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2012 Long-Term Incentive Plan (“2012 Plan”), Employee Stock Purchase Plan (“ESPP”), 2000 Stock Option Plan (“2000 Plan”) and Stock Subscription Warrant by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares.
(2)	Shares of Common Stock reserved for issuance under the 2012 Plan consist of (a) 3,500,000 shares of Common Stock reserved for future issuance under the 2012 Plan plus (b) 612,066 shares of Common Stock previously reserved but unissued under the 2000 Plan that are now available for future issuance under the 2012 Plan. To the extent awards outstanding under the 2000 Plan as of the date of this Registration Statement are forfeited, lapse unexercised or are settled for cash and would otherwise have been returned to the share reserve under the 2000 Plan, the shares of Common Stock subject to such awards instead will be available for future issuance as Common Stock under the 2012 Plan, subject to certain limitations. See footnote 4 below.
(3)	Represents shares of Common Stock reserved for future issuance under the ESPP.
(4)	Represents shares of Common Stock reserved for issuance pursuant to stock option awards outstanding under the 2000 Plan as of the date of this Registration Statement. See footnote 2 above.
(5)	Represents shares of Common Stock reserved for issuance pursuant to the Stock Subscription Warrant outstanding as of the date of this Registration Statement.
(6)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the initial public offering price of $16.00.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on 85% of the initial public offering price of $16.00. Pursuant to the ESPP, which plan is incorporated by reference herein, the purchase price of the shares of Common Stock to be issued thereunder will be 85% of the lower of the fair market value of the Common Stock on the first day of the purchase period or on the last day of the purchase period.
(8)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $6.18 per share represents the weighted average of the exercise prices for outstanding options.
(9)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $1.79 per share represents the exercise price for the Stock Subscription Warrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Proto Labs, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(1) The Registrant’s prospectus filed on February 23, 2012 under the Securities Act of 1933, as amended (the “Securities Act”), contained in the Registration Statement on Form S-1 (Registration No. 333-175745), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(2) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on February 21, 2012 (File No. 001-35435) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(3) All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or by-laws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses (including attorneys’ fees and disbursements) (collectively, “Obligations”), incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same Obligations incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

The Registrant also maintains a director and officer insurance policy to cover the Registrant and the Registrant’s directors and officers against certain liabilities.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description

4.1(1)	Form of certificate representing common shares of the Registrant

5.1(2)	Opinion of Faegre Baker Daniels LLP

23.1(3)	Consent of Faegre Baker Daniels LLP

23.2(4)	Consent of Ernst & Young LLP

24.1(5)	Powers of Attorney

99.1(6)	2012 Long-Term Incentive Plan

99.2(7)	Form of Incentive Stock Option Agreement under 2012 Long-Term Incentive Plan

99.3(8)	Form of Non-Statutory Stock Option Agreement (Directors) under 2012 Long-Term Incentive Plan

99.4(9)	Form of Non-Statutory Stock Option Agreement (U.S. Employees) under 2012 Long-Term Incentive Plan

99.5(10)	Form of Non-Statutory Stock Option Agreement (U.K. Employees) under 2012 Long-Term Incentive Plan

99.6(11)	Employee Stock Purchase Plan

99.7(12)	Stock Subscription Warrant issued to John B. Tumelty

99.8(13)	2000 Stock Option Plan, as amended

99.9(14)	Form of Incentive Stock Option Agreement under 2000 Stock Option Plan

99.10(15)	Form of Non-Statutory Stock Option Agreement (Directors) under 2000 Stock Option Plan

99.11(16)	Form of Non-Statutory Stock Option Agreement (U.S. Employees) under 2000 Stock Option Plan

99.12(17)	Form of Non-Statutory Stock Option Agreement (U.S. Employees) under 2000 Stock Option Plan

99.13(18)	Form of Non-Statutory Stock Option Agreement (U.K. Employees) under 2000 Stock Option Plan

(1)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 1, 2012, and incorporated by reference herein.
(2)	Filed herewith.
(3)	Included in Exhibit 5.1.
(4)	Filed herewith.
(5)	Filed herewith.
(6)	Previously filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(11)	Previously filed as Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(12)	Filed herewith.
(13)	Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.
(14)	Previously filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.
(15)	Previously filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.
(16)	Previously filed as Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.
(17)	Previously filed as Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.
(18)	Previously filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.

Item 9. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Maple Plain, Minnesota, on February 23, 2012.

PROTO LABS, INC.

By:	/s/ BRADLEY A. CLEVELAND
Bradley A. Cleveland
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 23, 2012.

Signature	Title	Date

*	Chairman and Chief Technology Officer
Lawrence J. Lukis		February 23, 2012

/s/ BRADLEY A. CLEVELAND	President, Chief Executive Officer and Director (principal executive officer)	February 23, 2012
Bradley A. Cleveland

*	Chief Financial Officer (principal financial and accounting officer)	February 23, 2012
John R. Judd

*	Director	February 23, 2012
Rainer Gawlick

*	Director	February 23, 2012
John B. Goodman

*	Director	February 23, 2012
Douglas A. Kingsley

*	Director	February 23, 2012
Margaret A. Loftus

*	Director	February 23, 2012
Brian K. Smith

*	Director	February 23, 2012
Sven A. Wehrwein

By:	/s/ BRADLEY A. CLEVELAND
Bradley A. Cleveland
Attorney-in-Fact

*	Signed on individual’s behalf by attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Form of certificate representing common shares of the Registrant

5.1(2)	Opinion of Faegre Baker Daniels LLP

23.1(3)	Consent of Faegre Baker Daniels LLP

23.2(4)	Consent of Ernst & Young LLP

24.1(5)	Powers of Attorney

99.1(6)	2012 Long-Term Incentive Plan

99.2(7)	Form of Incentive Stock Option Agreement under 2012 Long-Term Incentive Plan

99.3(8)	Form of Non-Statutory Stock Option Agreement (Directors) under 2012 Long-Term Incentive Plan

99.4(9)	Form of Non-Statutory Stock Option Agreement (U.S. Employees) under 2012 Long-Term Incentive Plan

99.5(10)	Form of Non-Statutory Stock Option Agreement (U.K. Employees) under 2012 Long-Term Incentive Plan

99.6(11)	Employee Stock Purchase Plan

99.7(12)	Stock Subscription Warrant issued to John B. Tumelty

99.8(13)	2000 Stock Option Plan, as amended

99.9(14)	Form of Incentive Stock Option Agreement under 2000 Stock Option Plan

99.10(15)	Form of Non-Statutory Stock Option Agreement (Directors) under 2000 Stock Option Plan

99.11(16)	Form of Non-Statutory Stock Option Agreement (U.S. Employees) under 2000 Stock Option Plan

99.12(17)	Form of Non-Statutory Stock Option Agreement (U.S. Employees) under 2000 Stock Option Plan

99.13(18)	Form of Non-Statutory Stock Option Agreement (U.K. Employees) under 2000 Stock Option Plan

(1)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 1, 2012, and incorporated by reference herein.
(2)	Filed herewith.
(3)	Included in Exhibit 5.1.
(4)	Filed herewith.
(5)	Filed herewith.
(6)	Previously filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(11)	Previously filed as Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-175745), filed with the Commission on February 13, 2012, and incorporated by reference herein.
(12)	Filed herewith.
(13)	Previously filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.
(14)	Previously filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.
(15)	Previously filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.
(16)	Previously filed as Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.
(17)	Previously filed as Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.
(18)	Previously filed as Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175745), filed with the Commission on July 25, 2011, and incorporated by reference herein.